SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2004


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
------------------------------------------------- -----------
(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

-----------------------------------------------------------------------

(Former name or former address, if changed since last report)


Item 5.  Other Events

                              http://www.gses.com

AT THE COMPANY
John V. Moran
Chief Executive Officer


FOR IMMEDIATE RELEASE


                 GSE Systems Announces Profitable First Quarter

Columbia, Maryland, May 17, 2004-- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and training solutions to the energy, process, manufacturing and government sectors, reported net income of $64,000 or $0.01 per diluted share for the quarter ended March 31, 2004. This compares to a net loss of ($518,000) or ($0.10) per diluted share in the comparable quarter in 2003. Income from continuing operations was $64,000 for the three months ended March 31, 2004 versus a loss of ($250,000) for the same period in 2003. The 2003 results include a ($0.05) per diluted share loss from discontinued operations. Revenue for the first three months of 2004 was $7.56 million, a 52 % increase compared to $4.98 million in the first quarter of 2003.

The Company continued to operate throughout the quarter without bank debt. As previously announced, the Company also received significant contract awards in the first quarter of 2004 in the nuclear power, fossil power, petrochemical and government sectors.

John V. Moran, GSE's Chief Executive Officer said "We are pleased with the Company's return to profitability which is one of our primary goals for the year. However, equally encouraging is that we continue to be debt free, while at the same time we are growing our pipeline of business opportunities. The pipeline is more diverse than in the past indicating that our business development programs in the fossil power, process and government sectors are taking hold."

The Company has scheduled an investor conference call for 2:00 P.M. EDT on Wednesday, May 19th. The dial-in number for the live conference call will be #800-895-1715 and the Conference ID is GSE. A telephone replay of the call will be available 1 hour after the conclusion of the conference call on May 19th until May 21st at 11:59 PM (EDT). To listen to the replay, dial #888-276-5318. A question and answer session will be held at the conclusion of the presentation. Participants can email questions at any time during the presentation to gsecall@gses.com.

                         *    *    *

GSE Systems, Inc. provides real-time simulation and training solutions. The Company has over three decades of experience, over 250 applications, and 100 customers in more than 25 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland. Our global locations include offices in Sweden, Japan and China. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. We use words such as "expects", "intends" and "anticipates" to indicate forward looking statements. Our actual future results may differ materially due to a number of factors, including but not limited to, delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2003, periodic reports and registration statements filed with the Securities and Exchange Commission.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.



                       GSE SYSTEMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                        Three months ended
                                                                           March 31, 2004
                                                                    ---------------------------------
                                                                          2004               2003
                                                                    -------------        ------------
Contract revenue                                                        $ 7,561            $ 4,975
Cost of revenue                                                           5,784              3,794
                                                                    -------------        ------------
Gross profit                                                              1,777              1,181

Operating expenses                                                        1,553              1,338
                                                                     ------------        ------------
Operating income (loss)                                                     224               (157)

Other expense, net                                                         (143)               (56)
                                                                     ------------        ------------
Income (loss) from continuing operations before income taxes                 81               (213)

Provision for income taxes                                                   17                 37
                                                                      -----------        -------------
Income (loss) from continuing operations                                     64               (250)

Loss from discontinued operations                                             -               (268)
                                                                      -----------        -------------
Net income (loss)                                                          $ 64             $ (518)
                                                                      ===========        =============

Basic earnings (loss) per common share:
     Continuing operations                                               $ 0.01            $ (0.05)
     Discontinued operations                                                  -              (0.05)
                                                                      -----------         ------------
                                                                         $ 0.01            $ (0.10)
                                                                      ============       -------------
Weighted average shares outstanding - Basic                           8,949,706          5,880,805

Diluted earnings (loss) per common share
     Continuing operations                                               $ 0.01            $ (0.05)
     Discontinued operations                                                  -              (0.05)
                                                                      -------------      ---------------
                                                                         $ 0.01            $ (0.10)
                                                                      ===========       ===============
Weighted average shares outstanding - Diluted                         9,017,105          5,880,805
                                                                      ===========       ===============






Selected balance sheet data
                                             (unaudited)
                                             March 31, 2004           December 31, 2003
                                            -----------------        ---------------------
Cash and cash equivalents                        $ 1,062                    $ 1,388
Current assets                                    12,328                     12,953
Total assets                                      15,751                     16,536

Current liabilities                              $ 9,590                   $ 10,416
Long-term liabilities                                459                        441
Stockholders' equity                               5,702                      5,679
